Docusign Envelope ID: 9779CB67-CDD9-4BC2-8DFD-17CB6ED70666
AMENDMENT TO WARRANT

December 18, 2024

WHEREAS, One Planet Group, a Delaware limited liability company (the “Holder”), is the beneficial holder of warrants to purchase up to 2,915,451 shares of Class A common stock, par value $0.0001 per share, of Inspirato Incorporated, a Delaware corporation (the “Company”), pursuant to a warrant dated September 13, 2024 (as amended, supplemented or otherwise modified from time to time, the “Warrant”); and
WHEREAS, Section 1(a) of the Warrant provides that if the Holder exercises the Option, the Company agrees to promptly amend the Warrant following the Option Closing to increase the number of shares issuable pursuant to the Warrant (the “Shares”) by the number of warrants included in the Optional Securities (this “Amendment”);
WHEREAS, the Holder delivered a notice to the Company to exercise the Option in full on December 9, 2024, and the Option Closing occurred on December [10], 2024;and
WHEREAS, this Amendment amends the Warrant to increase the number of Shares as contemplated by the Option.
AGREEMENT
1.Amendment to the Warrant. Section 1(a) of the Warrant is hereby deleted and replaced in its entirety with the below:
“Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up 3,644,314 Shares, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section 8.”
2.Miscellaneous.
Subject to the terms and conditions set forth in this Amendment, the Warrant is hereby amended to the extent necessary to give effect to the provisions of this Amendment and to incorporate the provisions of this Amendment into the Warrant.
(b)All other terms of the Warrant remain in full force and effect and are incorporated herein by this reference.
(c)This Amendment shall be governed and construed according to the laws of the State of Delaware, without reference to its choice of laws principles.
(d)This Amendment may be signed and delivered, and shall be effective, in counterparts, and may be signed by electronic or PDF or other effective delivery of signatures. This Amendment shall be binding upon and inure to the benefit of the Holder and the Company, and their respective successors and assigns permitted by the Warrant.

Docusign Envelope ID: 9779CB67-CDD9-4BC2-8DFD-17CB6ED70666
0904340001-1579809772-217

Docusign Envelope ID: 9779CB67-CDD9-4BC2-8DFD-17CB6ED70666
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly signed by their respective duly authorized officers and delivered as of the date first written above.

ONE PLANET GROUP LLC

By:

Docusign Envelope ID: 9779CB67-CDD9-4BC2-8DFD-17CB6ED70666
Name: Title:

Payam Zamani CEO

INSPIRATO INCORPORATED

By:         Name: Brent Wadman
Title:

SVP